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PNC Bank, N.A.
Pittsburgh, PA 15265
                                                                   Exhibit 10.24

January 31, 1996                                               [LOGO OF PNCBANK]


Respironics, Inc.
1001 Murry Ridge Drive
Murrysville, Pennsylvania 15668
Attn: James Woll, Treasurer

            Re:  Extension of Expiration Date
                 for Committed Line of Credit

Dear Mr. Woll:

     We are please to inform you that the Expiration Date, as set forth in that certain Letter Agreement dated November 14, 1994, and in the Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from January 31, 1996 to October 30, 1996. This extension is conditioned upon your payment of an extension fee of $2,500.00. All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

     It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

/s/ Michael Hammond

Michael Hammond
Vice President